UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

______________________________________

WESTFIELD FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-16767	73-1627673
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Elm Street
Westfield, Massachusetts 01085
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (413) 568-1911

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

Westfield Financial, Inc. (“Westfield”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”) on May 17, 2012.  There were 26,587,444 shares of common stock eligible to be voted at the Annual Meeting and 23,668,049 shares were represented in person or by proxy at the meeting which constituted a quorum to conduct business.

As further detailed in Westfield’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on April 11, 2012, there were three proposals submitted to Westfield’s shareholders at the Annual Meeting. The shareholders approved proposals 1, 2 and 3. The final results of voting on each of the proposals are as follows:

Proposal 1.	Election of Directors.
Nominee	For	Withhold	Broker Non-Votes
David C. Colton, Jr.	14,492,517	5,785,955	3,389,577
James C. Hagan	19,448,637	829,835	3,389,577
Philip R. Smith	8,662,997	11,615,475	3,389,577
Donald A. Williams	19,106,835	1,171,637	3,389,577
Proposal 2.	Non-Binding Advisory Resolution on the Compensation of the Named Executive Officers of Westfield.
For	Against	Abstain	Broker Non-Votes
19,127,371	854,062	297,038	3,389,578
Proposal 3.	Ratification of the Appointment of Wolf and Company, P.C. as Westfield’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2012.
For	Against	Abstain	Broker Non-Votes
22,987,783	492,440	187,826	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTFIELD FINANCIAL, INC.

Date:	May 22, 2012	By:	/s/ Leo R. Sagan, Jr.
Leo R. Sagan, Jr.
Chief Financial Officer